FOR IMMEDIATE RELEASE

Investor Contact	Media Contact
Jon Puckett Vice President Investor Relations Affiliated Computer Services, Inc. 214-841-8281 jon.puckett@acs-inc.com	Kevin Lightfoot Vice President Corporate Communications Affiliated Computer Services, Inc. 214-841-8191 kevin.lightfoot@acs-inc.com

Former Directors Agree to Dismiss Lawsuit

DALLAS, TEXAS: November 21, 2007 — Affiliated Computer Services, Inc. (NYSE: ACS) earlier today announced that Messrs. Robert B. Holland, III, J. Livingston Kosberg, Dennis McCuistion, Joseph P. O’Neill, and Frank A. Rossi resigned from the company’s Board of Directors.

These former directors have agreed to dismiss, without prejudice, their lawsuit seeking a declaratory judgment that they had not breached their fiduciary duties in responding to the offer by Mr. Darwin Deason, Chairman of the ACS Board of Directors, and Cerberus Capital Management, L.P., to acquire the company.

ACS, a FORTUNE 500 company with more than 62,000 people supporting client operations in more than 100 countries, provides business process outsourcing and information technology solutions to world-class commercial and government clients. The company’s Class A common stock trades on the New York Stock Exchange under the symbol “ACS.” Visit ACS on the Internet at www.acs-inc.com.